EXHIBIT 99.1
NEWS RELEASE

FOR INFORMATION CONTACT:

Glimcher Realty Trust
150 East Gay Street
Columbus, Ohio 43215
www.glimcher.com

Mark E. Yale Sr. V.P.,CFO (614) 887-5610 myale@glimcher.com	Carolee J. Oertel Mgr., Investor Relations (614) 887-5613 coertel@glimcher.com

FOR IMMEDIATE RELEASE
Thursday, October 27, 2005

GLIMCHER REPORTS THIRD QUARTER 2005 RESULTS

•	Average mall store sales increased 4% to $333 per square foot

•	Quarterly releasing spreads increased 13% over the prior rate

•	Mall store occupancy increased 170 basis points over September 30, 2004

COLUMBUS, OH - October 27, 2005 - Glimcher Realty Trust, (NYSE: GRT), today announced financial results for the third quarter ended September 30, 2005. A description and reconciliation of non-GAAP financial metrics to net income available to common shareholders is contained in a later section of this press release and references to per share amounts are based on diluted common shares.

Net loss available to common shareholders in the third quarter of 2005 was $6.7 million, or $0.18 per share, as compared to net income of $20.3 million, or $0.56 per share, in the third quarter of 2004. Funds From Operations (“FFO”) in the third quarter of 2005 was $9.1 million, compared to $21.7 million in the third quarter of 2004. On a per share basis, FFO for the third quarter of 2005 was $0.23 per share compared to $0.55 per share for the third quarter of 2004. Included in the third quarter results was a $15 million non-cash impairment charge recognized on certain community centers classified as held for sale during the quarter.

“Excluding the non-cash impairment charge, FFO would have been $0.60 per share for the third quarter of 2005,” stated Mark Yale, Sr. VP and CFO.

For the first nine months of 2005, net loss available to common shareholders was $6.3 million, or $0.17 per share, compared to net income of $23.6 million, or $0.65 per share, in the first nine months of 2004. FFO for the first nine months of 2005 was $48.3 million, or $1.21 per share, in 2005 compared to $61.5 million, or $1.56 per share, in the first nine months of 2004.

“The underlying operating fundamentals of our mall portfolio continue to improve,” stated Michael P. Glimcher, President and CEO. “We continue to remain optimistic regarding growth prospects for next year.”

Summary of Financial Results
(unaudited, dollars in thousands except per share amounts)

	For Three Months Ended September 30,				For Nine Months Ended September 30,
	2005	2004	% Change		2005	2004	% Change
Revenues	$84,776	$79,001	7.3%		$244,807	$240,871	1.6%
Net (loss) income available to common shareholders	$(6,702)	$20,303	(133.0%	)	$(6,345)	$23,616	(126.9%	)
Earnings (loss) per diluted share	$(0.18)	$0.56	(132.1%	)	$(0.17)	$0.65	(126.2%	)
FFO	$9,066	$21,678	(58.2%	)	$48,297	$61,526	(21.5%	)
FFO per diluted common share	$0.23	$0.55	(58.2%	)	$1.21	$1.56	(22.4%	)

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Highlights

•
Total revenues of $84.8 million in the third quarter of 2005 compared to revenues of $79.0 million for the third quarter of 2004. $3.1 million of higher termination income during the third quarter of 2005 along with an approximate 3% increase in comparable mall center revenues led to the increase in total revenues over the third quarter of 2004.

•
Net income available to common shareholders for the third quarter of 2005 decreased $27.0 million compared to the third quarter of 2004. The $15.0 million non-cash impairment charge recognized during this quarter compared to the recognition of an $18.8 million gain generated on the sale of community centers during the third quarter of 2004 was the primary cause of the decrease.

•
Same mall net operating income improved in the third quarter of 2005 by approximately 2% over same mall net operating income for the third quarter of 2004. This growth was reflective of increases in minimum rents offset by growth in property taxes and utilities over the prior quarter.

•
Mall store average rents were $25.05 per square foot at September 30, 2005, an increase of 3.2% from the $24.28 per square foot at September 30, 2004. Occupancy for mall stores at September 30, 2005 was 87.5% compared to 85.8% at September 30, 2004.

•
Average retail sales for mall stores increased 3.8% to $333 per square foot for the twelve months ending September 30, 2005 compared to $320 per square foot at September 30, 2004. Comparable mall store sales increased 1.3% for the twelve months ending September 30, 2005 compared to the same period in 2004.

•
Debt-to-total-market capitalization at September 30, 2005 was 54.8% based on the common share closing price of $24.47, compared to 52.3% at June 30, 2005 based on the common share closing price of $27.75. Fixed rate debt represented approximately 84% of the Company’s total outstanding borrowings at September 30, 2005.

•
The Company sold two properties during the third quarter of 2005 (Southside Mall located in Oneonta, New York and Buckhannon Plaza located in Tennerton, West Virginia) generating total proceeds of approximately $14 million.

•
The Company recently opened a new Kaufmann’s at Eastland Mall in Ohio, a Kohl’s at New Towne Mall and Von Maur, the Iowa based retailer, will open its first Ohio store next week at Polaris Fashion Place.

Outlook

The Company expects 2005 earnings per share to be in the range of $0.14 to $0.17 and FFO per share to be in the range of $1.96 to $1.99. All significant assumptions detailed in previous guidance remain the same.

A reconciliation of the range of estimated FFO per share to estimated earnings per share for 2005 follows:

	Low End	High End
Expected Earnings per share	$0.14	$0.17
Add: Real estate depreciation and amortization	1.86	1.86
Less: Gain on sales of properties	(0.04)	(0.04)
Expected FFO per share	$1.96	$1.99

For the fourth quarter of 2005, the Company estimates earnings per share to be in the range of $0.30 to $0.33 per share and FFO per share to be in the range of $0.74 to $0.77 per share. A reconciliation of the range of estimated FFO per share for the fourth quarter of 2005 follows:

	Low End	High End
Expected Earnings per share	$0.30	$0.33
Add: Real estate depreciation and amortization	0.44	0.44
Less: Gain on sales of properties	-	-
Expected FFO per share	$0.74	$0.77

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms. The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.

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Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”). The Company uses FFO in addition to net income to report operating results. FFO is an industry standard for evaluating operating performance defined as net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable property, plus real estate depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures. FFO does include impairment losses for properties held for use and held for sale. Reconciliations of non-GAAP financial measures to net income available to common shareholders are included in the Operating Results, found in the financial table section of this press release.

Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition the Company’s computation of same mall NOI excludes property bad debt expense, termination income and income from outparcel sales. We also adjust for other miscellaneous items in order to enhance the comparability of results from one period to another. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance. Real estate asset related depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT’s definition.

Third Quarter Conference Call

Glimcher’s third quarter investor conference call is scheduled for 11 a.m. ET on Thursday, October 27, 2005. Those wishing to join this call may do so by calling (888) 879-9207. This call will be simulcast on the Company’s web site and www.irchannel.com. A replay of the call will be available at www.glimcher.com from October 27, 2005 and through November 10, 2005. Supplemental information regarding third quarter operating results is available on the Company’s web site or at www.sec.gov.

About the Company

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of enclosed regional and super-regional malls. At September 30, 2005, the Company’s mall portfolio comprised of 24 properties located in 16 states with GLA totaling approximately 21.6 million square feet. The community center and single tenant portfolio is comprised of 15 properties representing approximately 2.4 million square feet. Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.” Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT.F” and “GRT.G,” respectively. Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material include, but are not limited to, economic and market conditions, tenant bankruptcies, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Company to make additional investments in regional mall properties and to fully recover tenant obligations for CAM, taxes and other property expenses, the failure to achieve FFO for 2005 set forth in this press release, as well as other risks listed from time to time in the Company’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

Visit Glimcher at: www.glimcher.com

Financial Tables to follow…

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Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended September 30,
Statement of Operations	2005		2004
Total revenues	$84,776		$79,001
Total expenses	53,746		51,110
Operating income	31,030		27,891
Interest expense, net	21,118		21,328
Income before minority interest in operating partnership
and discontinued operations	9,912		6,563

Minority interest in operating partnership	(618)		1,830
Income from continuing operations	10,530		4,733
Discontinued operations:
Gain on sale of properties	1,737		18,777
Impairment loss	(15,018)		-
Income from operations	409		1,153
Net (loss) income	(2,342)		24,663
Less: Preferred stock dividends	4,360		4,360
Net (loss) income available to common shareholders	$(6,702)		$20,303

Reconciliation of Net Income Available to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net (loss) income available to common shareholders	$(6,702)		$20,303
Minority interest in operating partnership	(618)		1,830
	(7,320)	$(0.18)	22,133	$0.56
Real estate depreciation and amortization	18,123	$0.45	18,322	$0.46
Gain on sale of properties	(1,737)	$(0.04)	(18,777)	$(0.47)
Funds From Operations	$9,066	$0.23	$21,678	$0.55

Weighted average common shares outstanding - basic	36,146		35,574
Weighted average common shares outstanding - diluted	39,956		39,547

Earnings per Share

Net income available to common shareholders before
discontinued operations per common share	$0.14		$0.06
Discontinued operations per common share	$(0.33)		$0.51
Earnings per common share	$(0.19)		$0.57

Net income available to common shareholders before
discontinued operations per diluted common share	$0.14		$0.06
Discontinued operations per diluted common share	$(0.32)		$0.50
Earnings per diluted common share	$(0.18)		$0.56
Funds from operations per diluted common share	$0.23		$0.55

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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Nine Months ended September 30,
Statement of Operations	2005		2004

Total revenues	$244,807		$240,871
Total expenses	163,578		156,401
Operating income	81,229		84,470
Interest expense, net	62,871		67,994
Equity in income of unconsolidated entities, net	-		3
Income before minority interest in operating partnership
and discontinued operations	18,358		16,479

Minority interest in operating partnership	(577)		2,135
Income from continuing operations	18,935		14,344
Discontinued operations:
Gain on sale of properties	1,703		21,797
Impairment loss	(16,393)		-
Income from operations	2,488		5,511
Net income	6,733		41,652
Less: Preferred stock dividends	13,078		13,158
Less: Issuance Costs related to Preferred Stock Redemption	-		4,878
Net (loss) income available to common shareholders	$(6,345)		$23,616

Reconciliation of Net Income Available to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net income available to common shareholders	$(6,345)		$23,616
Minority interest in operating partnership	(577)		2,135
	(6,922)	$(0.17)	25,751	$0.65
Real estate depreciation and amortization	56,922	$1.42	57,533	1.46
Share of joint venture real estate depreciation and amortization	-	$-	39	0.00
Gain on sale of properties	(1,703)	$(0.04)	(21,797)	(0.55)
Funds From Operations	$48,297	$1.21	$61,526	$1.56

Weighted average common shares outstanding - basic	35,900		35,402
Weighted average common shares outstanding - diluted	39,831		39,416

Earnings per Share

Net income (loss) available to common shareholders before
discontinued operations per common share	$0.13		$(0.03)
Discontinued operations per common share	$(0.31)		$0.70
Earnings per common share	$(0.18)		$0.67

Net income (loss) available to common shareholders before
discontinued operations per diluted common share	$0.13		$(0.04)
Discontinued operations per diluted common share	$(0.31)		$0.69
Earnings per diluted common share	$(0.17)		$0.65
Funds from operations per diluted common share	$1.21		$1.56

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GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	September 30,	December 31,
	2005	2004

Investment in real estate, net	$1,810,566	$1,835,298
Total assets	$1,923,184	$1,947,024
Mortgage notes and other notes payable	$1,430,083	$1,402,604
Debt to market capitalization	54.8%	52.0%

	September 30,	September 30,
	2005	2004

Occupancy:
Mall Anchors	92.6%	94.5%
Mall Stores	87.5%	85.8%
Total Mall Portfolio	90.8%	91.4%
Comparable Mall Portfolio	90.8%	91.6%

Community Center Anchors	63.9%	66.2%
Community Center Stores	64.8%	69.1%
Total Community Center Portfolio	64.1%	66.9%
Comparable Community Center Portfolio	64.1%	70.8%

Average Base Rents:
Mall Anchors	$6.13	$5.75
Mall Stores	$25.05	$24.28
Total Mall Portfolio	$14.89	$14.33
Comparable Mall Portfolio	$14.89	$14.33

Community Center Anchors	$6.39	$6.04
Community Center Stores	$13.08	$12.45
Total Community Center Portfolio	$8.00	$7.59
Comparable Community Center Portfolio	$8.00	$7.60

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